Exhibit 31.1

I, Craig Carlock, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The Fresh Market, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Craig Carlock

Craig Carlock

President and Chief Executive Officer

(Principal Executive Officer)

Date: April 25, 2011